                           EXHIBIT 11

          Modine Manufacturing Company and Subsidiaries

        Statement Re:  Computation of Per Share Earnings

                                                     For The Year Ended March 31

                                                1997          1996          1995
                                                ----          ----          ----
          Primary
          -------
Weighted Average Shares Outstanding          29,836,300    29,669,997     29,682,441
Net Shares Issuable, Assuming Exercise
   of Options Using the Average
   Market Price and Employing the
   Treasury Stock Method                        583,222       746,451        851,894
                                            -----------   -----------    -----------

Average Common Share and Common
   Share Equivalents                         30,419,522    30,416,448     30,534,335
                                            ===========   ===========    ===========

Net Earnings for the Period                 $63,763,000   $61,399,000    $68,442,000
                                            ===========   ===========    ===========

Net Earnings per Share of Common Stock            $2.10         $2.02          $2.24
                                                  =====         =====          =====

           Fully Diluted
           -------------

Weighted Average Shares Outstanding          29,836,300    29,669,997     29,682,441
Net Shares Issuable, Assuming Exercise
   of Options Using the Ending Market
   Price (unless antidilutive) and
   Employing the Treasury Stock Method          584,004       744,413        938,642
                                            -----------   -----------    -----------

Average Common Shares and Common
   Share Equivalents                         30,420,304    30,414,410     30,621,083
                                            ===========   ===========    ===========

Net Earnings for the Period                 $63,763,000   $61,399,000    $68,442,000
                                            ===========   ===========    ===========

Net Earnings per Share of Common Stock            $2.10         $2.02          $2.24
                                                  =====         =====          =====
